Exhibit 99.2

CONSENT OF CITIGROUP GLOBAL MARKETS INC.

We hereby consent to the use of our name and to the inclusion of our opinion letter, dated May 13, 2009, as Annex B-2 to, and the reference thereto under the captions “Summary – Opinions of Financial Advisors to Frontier”, “The Transactions – Background of the Merger”, “The Transactions –Frontier’s Reasons for the Merger” and “The Transactions – Opinions of Frontiers’s Financial Advisors” in, the Proxy Statement/Prospectus forming part of the Registration Statement on Form S-4 of Frontier Communications Corporation. By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Eric Medow
Eric Medow
Managing Director
Co-Head of North America
Communications Group

New York, New York

July 23, 2009